invitation homes™

Seattle

Southern California

Northern California

EARNINGS RELEASE
AND
SUPPLEMENTAL INFORMATION

Denver

Orlando

South Florida

THIRD QUARTER 2018

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Third Quarter 2018 Results
Dallas, TX, November 5, 2018 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), a leading owner and operator of single-family homes for lease in the United States, today announced its third quarter 2018 financial and operating results.

Third Quarter 2018 Highlights

•
Year-over-year, total revenues increased 78.3% to $434 million, total property operating and maintenance expenses increased 82.3% to $170 million, and net income attributable to common shareholders increased to $1 million, or $0.00 per share.

•	Core FFO per share increased 21.3% year-over-year to $0.29 per share.

•	Same Store NOI grew 4.9% year-over-year on 4.4% Same Store Core revenue growth and 3.7% Same Store Core operating expense growth.

•	Same Store average occupancy was 95.5%, up 50 basis points year-over-year.

•	Continued strength in Same Store renewal rent growth of 4.8% and new lease rent growth of 3.3% drove Same Store blended rent growth of 4.2%.

•
As of October 31, 2018, $41 million of the total $50 - 55 million of expected merger synergies had been realized on a run-rate basis, outpacing management's previous expectation for 75% achievement by the end of 2018.

•
In October 2018, the Company used cash on hand to prepay $50 million of securitized debt maturing in 2021, incremental to the previously announced $200 million of securitized debt prepaid in the third quarter of 2018.

•
In the third quarter of 2018 and October 2018, pursuant to the Company's plan to further enhance portfolio quality, five bulk transactions were completed to dispose of homes with below-average rent. A total of 1,375 homes were sold across the five bulk transactions, with 147 homes closing in two September 2018 transactions, and the remaining 1,228 homes closing in three October 2018 transactions. Gross proceeds of $214 million from the five transactions are expected to be used for general corporate purposes and to repay debt.

Interim President Dallas Tanner comments: "Fundamentals in our high-growth markets remain favorable, and the high-quality service and living experience we provide continues to resonate with residents. As a result, we achieved another quarter of lower year-over-year turnover that drove Same Store average occupancy 50 basis points higher year-over-year to 95.5% in the third quarter of 2018. Blended rent growth also remained strong, driving Same Store Core revenue growth of 4.4% year-over-year in the third quarter of 2018, consistent with growth in the first half of the year.

"In addition to strong top line execution, our other operational priorities for the year are progressing well. With respect to merger integration, we achieved our 2018 year-end target of 75% run-rate synergy realization ahead of schedule. We also continue to fine-tune our integrated repairs and maintenance technology platform to increase the efficiency with which we serve our residents. With respect to capital recycling and balance sheet optimization, we closed the sale of 1,375 homes in bulk transactions in September and October to further enhance the quality of our portfolio and reduce leverage.

"We expect favorable fundamentals and execution on our key initiatives to continue driving growth, and are narrowing our 2018 Core FFO per share guidance to $1.16 - $1.18, a 12.0 - 13.9% increase versus 2017. We look forward to finishing the year strong as we remain focused on delivering value for our residents, associates, and shareholders."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income (Loss), FFO, Core FFO, and AFFO Per Share — Diluted

	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Net income (loss) (1)	$—	$(0.07)	$(0.06)	$(0.14)
FFO (2)	0.23	0.13	0.70	0.37
Core FFO (2)	0.29	0.24	0.87	0.74
AFFO (2)	0.22	0.20	0.70	0.63

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, net income (loss) per share for YTD 2017 has been calculated based on operating results for the period from February 1, 2017 through September 30, 2017, and the weighted average number of shares outstanding during that same period, in accordance with GAAP.

(2)
No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. For YTD 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through September 30, 2017, and as if shares issued in connection with the IPO were issued on January 1, 2017.

Net Income (Loss)
Net income attributable to common shareholders for the three months ended September 30, 2018 was $0.00 per share, compared to a loss of $0.07 per share for the three months ended September 30, 2017. Total revenues and total operating and maintenance expenses for the three months ended September 30, 2018 were $434 million and $170 million, respectively, compared to $244 million and $93 million, respectively, for the three months ended September 30, 2017.

Net loss attributable to common shareholders for the nine months ended September 30, 2018 was a loss of $0.06 per share, compared to a loss of $0.14 per share for the prior year period during which the Company was public from February 1, 2017 to September 30, 2017. Total revenues and total operating and maintenance expenses for the nine months ended September 30, 2018 were $1,290 million and $496 million, respectively, compared to $725 million and $274 million, respectively, for the prior year period during which the Company was public from February 1, 2017 to September 30, 2017.

Core FFO
Year-over-year, Core FFO for the three months ended September 30, 2018 increased 21.3% to $0.29 per share, primarily due to an increase in NOI per share, driven by higher revenues, lower adjusted general and administrative expense per share, and lower cash interest expense per share.

Year-over-year, Core FFO for the nine months ended September 30, 2018 increased 18.0% to $0.87 per share, primarily due to an increase in NOI per share, driven by higher revenues, lower adjusted general and administrative expense per share, and lower cash interest expense per share.

AFFO
Year-over-year, AFFO for the three months ended September 30, 2018 increased 10.2% to $0.22 per share, primarily driven by the increase in Core FFO described above.

Year-over-year, AFFO for the nine months ended September 30, 2018 increased 10.5% to $0.70 per share, primarily driven by the increase in Core FFO described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	71,226

	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Core revenue growth (year-over-year)	4.4%		4.4%
Core operating expense growth (year-over-year)	3.7%		4.2%
NOI growth (year-over-year)	4.9%		4.5%

Average occupancy	95.5%	95.0%	95.8%	95.5%
Turnover rate	9.3%	9.8%	26.2%	27.9%

Rental rate growth (lease-over-lease):
Renewals	4.8%	5.1%	4.8%	5.2%
New leases	3.3%	3.3%	3.6%	4.1%
Blended	4.2%	4.4%	4.4%	4.8%

Same Store NOI
For the Same Store portfolio of 71,226 homes, third quarter 2018 Same Store NOI increased 4.9% year-over-year on Same Store Core revenue growth of 4.4% and Same Store Core operating expense growth of 3.7%.

YTD 2018 Same Store NOI increased 4.5% year-over-year on Same Store Core revenue growth of 4.4% and Same Store Core operating expense growth of 4.2%.

Same Store Core Revenues
Third quarter 2018 Same Store Core revenue growth of 4.4% year-over-year was driven by a 3.8% increase in average monthly rent, a 0.5% increase in average occupancy to 95.5%, and a 4.4% increase in other property income, net of resident reimbursements.

YTD 2018 Same Store Core revenue growth of 4.4% year-over-year was driven by a 3.9% increase in average monthly rent, a 0.3% increase in average occupancy to 95.8%, and a 7.5% increase in other property income, net of resident reimbursements.

Same Store Core Operating Expenses
Third quarter 2018 Same Store Core operating expenses increased 3.7% year-over-year, driven primarily by increases in repairs and maintenance (R&M) expenses and property taxes. Repairs and maintenance expenses remain elevated, but in-line with the Company's expectations, prior to completion of the R&M technology and personnel optimization efforts that are underway.

YTD 2018 Same Store Core operating expenses increased 4.2% year-over-year, driven primarily by increases in repairs and maintenance expenses and property taxes. The increase in repairs and maintenance expenses was primarily attributable to lower R&M productivity prior to completion of optimization efforts that are underway, and prioritization of service requests related to hurricane damage in the fourth quarter of 2017 that pushed routine, non-storm related service requests that otherwise would have been resolved in 2017 into the first quarter of 2018.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 4

Investment Management Activity
Invitation Homes acquired 249 homes for $72.8 million in the third quarter of 2018, including estimated renovation costs, and sold 413 homes for gross proceeds of $85.9 million, resulting in total portfolio home count of 82,260 homes at September 30, 2018.

Year-to-date, the Company acquired 702 homes for $205.1 million, including estimated renovation costs, and sold 1,012 homes for gross proceeds of $217.9 million.

Of the 413 homes sold during the third quarter, 147 were sold in two bulk transactions that closed in September 2018 for $22.5 million of gross proceeds. Subsequent to quarter end, the Company closed the sale of an additional 1,228 homes for $191.7 million in gross proceeds across three bulk transactions. Homes included in the five bulk sales had average in-place monthly rent of $1,404, 19.8% below that of the remaining portfolio. Proceeds from the transactions are expected to be used for general corporate purposes and to prepay debt.

Merger Integration Update
Completion of key integration milestones has unlocked $41 million of synergies on a run-rate basis as of October 31, 2018, and resulted in achievement of the Company's year-end 2018 target of 75% synergy realization faster than expected. Of the $41 million of synergies realized as of October 31, 2018, $36 million are related to property management and G&A, $4 million are related to operating expenses, and $1 million are related to capitalized expenses.

The company continues to expect to achieve total annualized cost synergies between $50 million and $55 million on a run-rate basis by mid-2019. Approximately two thirds of the remaining synergies are likely to be attributable to NOI and achieved after implementation of the Company's unified operating platform and field configuration in each market.

Balance Sheet and Capital Markets Activity
At September 30, 2018, the Company had $1,130 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness at September 30, 2018 was $9,544 million, consisting of $7,469 million of secured debt and $2,075 million of unsecured debt.

As previously announced, the Company prepaid $200 million of securitized debt (CSH 2016-1) in July 2018 using proceeds from its June 2018 refinancings and cash on hand. In October 2018, the Company prepaid an additional $50 million of CSH 2016-1 using cash on hand. As of September 30, 2018, weighted average years to maturity of the Company's debt was 5.2 years, and the weighted average interest rate on total debt during the third quarter of 2018 was 3.3%.

Dividend
As previously announced, on November 1, 2018 the Company's Board of Directors declared a quarterly cash dividend of $0.11 per share of common stock. The dividend will be paid on or before November 30, 2018 to shareholders of record as of the close of business on November 14, 2018.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 5

Full Year 2018 Guidance Update

FY 2018 Guidance

	Revised	Previous
	FY 2018	FY 2018
	Guidance	Guidance
Core FFO per share – diluted	$1.16 - $1.18	$1.15 - $1.19
AFFO per share – diluted	$0.93 - $0.95	$0.94 - $0.98

Same Store Core revenue growth	4.4 - 4.5%	4.3 - 4.7%
Same Store Core operating expense growth	5.4 - 6.0%	4.6 - 5.4%
Same Store NOI growth	3.5 - 4.0%	3.8 - 4.8%

Changes to FY 2018 Guidance
The change in Same Store NOI growth guidance is primarily attributable to revised Same Store Core operating expense expectations.

The vast majority of the increase in Same Store Core operating expense growth guidance is attributable to higher expected real estate taxes. Property tax reassessments received in October 2018 have trended higher than expected. While the Company intends to appeal assessed values where appropriate, real estate tax expenses in the fourth quarter of 2018 are likely to be higher than what was contemplated in previous guidance.

Excluding real estate taxes, all other Same Store Core operating expenses are expected to fall within the previous range of expectations, though some are trending toward the high end of that previous range. Repairs and maintenance operating expenses remain on track to meet the midpoint of what was contemplated in previous guidance.

Taking into account revised expectations for Same Store results, guidance ranges for Core FFO per share and AFFO per share have also been revised.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 6

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on Monday, November 5, 2018 to discuss results for the three months ended September 30, 2018. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 8467806. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through December 5, 2018, and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10125240, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is a leading owner and operator of single-family homes for lease, offering residents high-quality homes across America. With over 80,000 homes for lease in 17 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools. The Company's mission statement, "Together with you, we make a house a home," reflects its commitment to high-touch service that continuously enhances residents' living experiences and provides homes where individuals and families can thrive.

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contacts
Claire Parker

Phone: 202.257.2329

Email: Media@InvitationHomes.com

Kristi DesJarlais
Phone: 972.421.3587
Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which include, but are not limited to, statements related to the Company’s expectations regarding the anticipated benefits of the merger with Starwood Waypoint Homes, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 7 with achieving expected revenue synergies or cost savings from the merger, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I. Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,802,352	$17,312,264
Cash and cash equivalents	130,037	179,878
Restricted cash	253,603	236,684
Goodwill	258,207	258,207
Other assets, net	1,032,449	696,605
Total assets	$18,476,648	$18,683,638

Mortgage loans, net	$7,409,700	$7,580,153
Term loan facility, net	1,490,138	1,487,973
Revolving facility	—	35,000
Convertible senior notes, net	555,081	548,536
Accounts payable and accrued expenses	275,203	193,413
Resident security deposits	151,305	146,689
Other liabilities	30,573	41,999
Total liabilities	9,912,000	10,033,763

Equity:
Shareholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 520,579,577 and 519,173,142 outstanding at September 30, 2018 and December 31, 2017, respectively	5,206	5,192
Additional paid-in-capital	8,624,380	8,602,603
Accumulated deficit	(360,344)	(157,595)
Accumulated other comprehensive income	151,886	47,885
Total shareholders' equity	8,421,128	8,498,085
Non-controlling interests	143,520	151,790
Total equity	8,564,648	8,649,875
Total liabilities and equity	$18,476,648	$18,683,638

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Revenues:
Rental revenues	$404,140	$229,375	$1,203,780	$683,975
Other property income	30,111	14,161	86,566	40,527
Total revenues	434,251	243,536	1,290,346	724,502

Operating expenses:
Property operating and maintenance	170,021	93,267	496,211	274,275
Property management expense	16,692	10,852	48,204	31,436
General and administrative	21,152	27,462	73,424	104,154
Depreciation and amortization	139,371	67,466	430,321	202,558
Impairment and other	3,252	14,572	13,476	16,482
Total operating expenses	350,488	213,619	1,061,636	628,905
Operating income	83,763	29,917	228,710	95,597

Interest expense	(97,564)	(56,796)	(287,089)	(182,726)
Other, net	3,330	613	6,697	(482)
Gain on sale of property, net of tax	11,512	3,756	20,955	28,239

Net income (loss)	1,041	(22,510)	(30,727)	(59,372)
Net income (loss) attributable to non-controlling interests	(21)	—	532	—

Net income (loss) attributable to common shareholders	$1,020	$(22,510)	$(30,195)	$(59,372)

				February 1, 2017
				through
	Q3 2018	Q3 2017	YTD 2018	September 30, 2017

Net income (loss) available to common shareholders — basic and diluted	$824	$(22,745)	$(30,822)	$(42,837)

Weighted average common shares outstanding — basic	520,620,519	311,559,780	520,267,029	311,674,226
Weighted average common shares outstanding — diluted	521,761,076	311,559,780	520,267,029	311,674,226

Net income (loss) per common share — basic	$—	$(0.07)	$(0.06)	$(0.14)
Net income (loss) per common share — diluted	$—	$(0.07)	$(0.06)	$(0.14)

Dividends declared per common share	$0.11	$0.08	$0.33	$0.14

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Net income (loss) available to common shareholders	$824	$(22,745)	$(30,822)	$(59,716)
Net income available to participating securities	196	235	627	344
Non-controlling interests	21	—	(532)	—
Depreciation and amortization on real estate assets	132,168	66,671	420,223	200,023
Impairment on depreciated real estate investments	1,296	424	3,570	1,556
Net gain on sale of previously depreciated investments in real estate	(11,512)	(3,756)	(20,955)	(28,239)
FFO	$122,993	$40,829	$372,111	$113,968

Core FFO Reconciliation	Q3 2018	Q3 2017	YTD 2018	YTD 2017
FFO	$122,993	$40,829	$372,111	$113,968
Noncash interest expense	13,401	3,473	33,439	23,744
Share-based compensation expense	6,068	12,004	23,582	64,464
IPO related expenses	—	—	—	8,287
Merger and transaction-related expenses (1)	9,406	4,944	18,009	4,944
Severance expense	1,952	(20)	6,292	417
Casualty losses, net	1,956	14,148	9,906	14,926
Core FFO	$155,776	$75,378	$463,339	$230,750

AFFO Reconciliation	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Core FFO	$155,776	$75,378	$463,339	$230,750
Recurring capital expenditures	(39,399)	(13,391)	(93,640)	(34,225)
AFFO	$116,377	$61,987	$369,699	$196,525

Weighted average common shares outstanding — diluted (2)	521,761,076	311,559,780	520,267,029	311,674,226

Net income (loss) per common share — diluted (2)	$—	$(0.07)	$(0.06)	$(0.14)

Weighted average shares and units outstanding — diluted (3)	530,797,654	311,559,780	530,581,319	311,674,226

FFO per share — diluted (3)	$0.23	$0.13	$0.70	$0.37
Core FFO per share — diluted (3)	$0.29	$0.24	$0.87	$0.74
AFFO per share — diluted (3)	$0.22	$0.20	$0.70	$0.63

(1)
In Q3 2018 and YTD 2018, includes $6,067 of depreciation expense related to the write-down of legacy technology systems replaced by newly integrated systems and furniture, fixtures, and equipment from abandoned legacy offices. All other merger and transaction-related expenses presented in the Core FFO Reconciliation are general and administrative expenses.

(2)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, net income (loss) per share for YTD 2017 has been calculated based on operating results for the period from February 1, 2017 through September 30, 2017, and the weighted average number of shares outstanding during that same period, in accordance with GAAP.

(3)
No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. For YTD 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through September 30, 2017, and as if shares issued in connection with the IPO were issued on January 1, 2017.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (Loss) (1)	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Total common shares — diluted	521,761,076	311,559,780	520,267,029	311,674,226

Weighted average amounts for FFO, Core FFO, and AFFO (2)	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Common shares — diluted	521,761,076	311,559,780	521,437,918	311,674,226
OP units	9,036,578	—	9,143,401	—
Total common shares and units — diluted	530,797,654	311,559,780	530,581,319	311,674,226

Period end amounts for FFO, Core FFO, and AFFO	September 30, 2018
Common shares — diluted	522,119,874
OP units	9,036,578
Total common shares and units — diluted	531,156,452

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, YTD 2017 weighted average shares outstanding for net income (loss) are for the period from February 1, 2017 through September 30, 2017, in accordance with GAAP.

(2)
No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. As such, YTD 2017 weighted average shares and units outstanding for FFO, Core FFO, and AFFO are calculated as if shares issued in connection with the IPO were issued on January 1, 2017.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — September 30, 2018
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate (1) (2)	to Maturity (2)
Secured:
Fixed	$998,951		10.5%	4.2%	8.7
Floating — swapped to fixed	4,620,000		48.4%	3.0%	4.9
Floating	1,850,512		19.4%	3.5%	6.2
Total secured	7,469,463		78.3%	3.3%	5.8

Unsecured:
Fixed (Convertible)	574,993		6.0%	3.3%	2.3
Floating — swapped to fixed	1,500,000		15.7%	3.7%	3.4
Floating	—		—%	—%	—
Total unsecured	2,074,993		21.7%	3.6%	3.1

Total Debt:
Fixed + floating swapped to fixed	7,693,944		80.6%	3.3%	4.9
Floating	1,850,512		19.4%	3.5%	6.2
Total debt	9,544,456		100.0%	3.3%	5.2
Unamortized discounts on notes payable	(22,993)
Deferred financing costs	(66,544)
Total Debt per Balance Sheet	9,454,919
Retained and repurchased certificates	(395,941)
Cash, ex-security deposits (3)	(230,148)
Deferred financing costs	66,544
Unamortized discounts on notes payable	22,993
Net debt	$8,918,367

Leverage Ratios	Q3 2018
Fixed charge coverage ratio	2.8	x
Net debt / annualized Adjusted EBITDAre	9.4	x

(1)	Includes the impact of interest rate swaps in place and effective as of September 30, 2018.

(2)	The impact of an October 2018 voluntary prepayment of $50,000 of the outstanding borrowings under CSH 2016-1, a securitized loan maturing in 2021, is not included in this table.

(3)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — September 30, 2018 (1)
($ in thousands) (unaudited)
			Revolving			Wtd Avg
	Secured	Unsecured	Credit		% of	Interest
Debt Maturities, with Extensions (2)	Debt	Debt	Facility	Balance	Total	Rate (3)
2018	$—	$—	$—	$—	—%	—%
2019	—	229,993	—	229,993	2.4%	3.0%
2020	646,760	—	—	646,760	6.8%	3.0%
2021	928,914	—	—	928,914	9.7%	3.1%
2022	—	1,845,000	—	1,845,000	19.3%	3.6%
2023	767,835	—	—	767,835	8.1%	2.7%
2024	862,181	—	—	862,181	9.0%	3.8%
2025	3,264,822	—	—	3,264,822	34.2%	3.1%
2026	—	—	—	—	—%	—%
2027	998,951	—	—	998,951	10.5%	4.2%
	7,469,463	2,074,993	—	9,544,456	100.0%	3.3%
Unamortized discounts on notes payable	(3,081)	(19,912)	—	(22,993)
Deferred financing costs	(56,682)	(9,862)	—	(66,544)
Total per Balance Sheet	$7,409,700	$2,045,219	$—	$9,454,919

(1)	The impact of an October 2018 voluntary prepayment of $50,000 of the outstanding borrowings under CSH 2016-1, a securitized loan maturing in 2021, is not included in this table.

(2)	Assumes all extension options are exercised.

(3)	Includes the impact of interest rate swaps in place and effective as of September 30, 2018.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of September 30, 2018
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (1)	Not Swapped	to Fixed	Fixed	to Fixed	Rate Debt	Rate Swaps	Debt	Impact (2)
4Q18	$9,544,456	19.4%	64.1%	16.5%	80.6%	1.6%	1.5%	3.9%	3.3%
2019	9,429,144	15.7%	68.8%	15.5%	84.3%	1.6%	1.9%	4.0%	3.6%
2020	9,005,219	8.6%	76.5%	14.9%	91.4%	1.6%	2.3%	4.0%	3.8%
2021	8,475,129	7.6%	76.5%	15.9%	92.3%	1.5%	2.5%	4.0%	4.0%
2022	6,060,021	18.8%	64.5%	16.7%	81.2%	1.4%	2.8%	4.2%	4.2%
2023	5,144,886	10.2%	70.4%	19.4%	89.8%	1.4%	2.9%	4.2%	4.2%
2024	5,074,128	10.3%	70.0%	19.7%	89.7%	1.4%	2.9%	4.2%	4.2%
2025	2,306,709	10.1%	46.6%	43.3%	89.9%	1.4%	2.9%	4.2%	4.2%
2026	998,951	—%	—%	100.0%	100.0%	N/A	N/A	4.2%	4.2%
2027	437,896	—%	—%	100.0%	100.0%	N/A	N/A	4.2%	4.2%

(1)
In each period, represents September 30, 2018 debt that remains outstanding, assuming all debt is held until final maturity with all extension options exercised. The impact of an October 2018 voluntary prepayment of $50,000 of the outstanding borrowings under CSH 2016-1, a securitized loan maturing in 2021, is not included in this table.

(2)	Assumes September 30, 2018 LIBOR rate of 2.26% for all future periods.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of September 30, 2018, as well as the rate for 30-day LIBOR as of September 30, 2018. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q3 2018
Total portfolio	82,260
Same Store portfolio	71,226
Same Store % of Total	86.6%

Core Revenues	Q3 2018	Q3 2017	Change YoY	YTD 2018	YTD 2017	Change YoY
Total portfolio	$419,138	$238,483	75.8%	$1,247,705	$709,902	75.8%
Same Store portfolio	366,910	351,333	4.4%	1,091,694	1,045,929	4.4%

Core Operating expenses	Q3 2018	Q3 2017	Change YoY	YTD 2018	YTD 2017	Change YoY
Total portfolio	$154,908	$88,214	75.6%	$453,570	$259,675	74.7%
Same Store portfolio	135,271	130,436	3.7%	394,093	378,204	4.2%

Net Operating Income	Q3 2018	Q3 2017	Change YoY	YTD 2018	YTD 2017	Change YoY
Total portfolio	$264,230	$150,269	75.8%	$794,135	$450,227	76.4%
Same Store portfolio	231,639	220,897	4.9%	697,601	667,725	4.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q3 2018	Q3 2017	YoY	Q2 2018	Seq	YTD 2018	YTD 2017	YoY
Revenues:
Rental revenues	$353,869	$338,842	4.4%	$352,766	0.3%	$1,053,579	$1,010,471	4.3%
Other property income (1)	25,848	22,035	17.3%	24,465	5.7%	74,324	61,325	21.2%
Total revenues	379,717	360,877	5.2%	377,231	0.7%	1,127,903	1,071,796	5.2%
Less: Resident recoveries (1)	(12,807)	(9,544)	34.2%	(11,475)	11.6%	(36,209)	(25,867)	40.0%
Core revenues	366,910	351,333	4.4%	365,756	0.3%	1,091,694	1,045,929	4.4%

Fixed Expenses:
Property taxes	62,589	60,488	3.5%	62,653	(0.1)%	187,558	178,922	4.8%
Insurance expenses	7,397	6,870	7.7%	7,421	(0.3)%	21,717	20,869	4.1%
HOA expenses	6,697	6,897	(2.9)%	6,935	(3.4)%	20,571	20,529	0.2%

Controllable Expenses:
Repairs and maintenance	23,093	20,372	13.4%	21,127	9.3%	62,822	53,612	17.2%
Personnel	16,139	16,732	(3.5)%	16,518	(2.3)%	50,157	50,509	(0.7)%
Turnover	14,043	13,230	6.1%	13,045	7.7%	38,146	36,942	3.3%
Utilities (1)	12,796	9,427	35.7%	10,298	24.3%	32,992	24,643	33.9%
Leasing and marketing (2)	2,729	3,262	(16.3)%	2,917	(6.4)%	8,503	10,262	(17.1)%
Property administrative	2,595	2,702	(4.0)%	2,420	7.2%	7,836	7,783	0.7%
Property operating and maintenance expenses	148,078	139,980	5.8%	143,334	3.3%	430,302	404,071	6.5%
Less: Resident recoveries (1)	(12,807)	(9,544)	34.2%	(11,475)	11.6%	(36,209)	(25,867)	40.0%
Core operating expenses	135,271	130,436	3.7%	131,859	2.6%	394,093	378,204	4.2%

Net Operating Income	$231,639	$220,897	4.9%	$233,897	(1.0)%	$697,601	$667,725	4.5%

(1)
The year-over-year increases in other property income, utilities, and resident recoveries are primarily attributable to an ongoing transition in utility billing policy. Residents continue to be responsible for costs associated with their water, sewer, and waste removal services, but providers of these services now invoice Invitation Homes rather than the resident for payment. Invitation Homes pays the utility provider, and subsequently bills the resident for reimbursement, resulting in materially higher utility expense that is offset by materially higher resident recoveries.

(2)	Same Store leasing and marketing expense includes amortization of leasing commissions of $2,354, $2,841, $2,578, $7,574 and $8,771 for Q3 2018, Q3 2017, Q2 2018, YTD 2018 and YTD 2017, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017

Average occupancy	95.5%	96.1%	95.7%	95.3%	95.0%
Turnover rate	9.3%	9.3%	7.6%	7.7%	9.8%
Trailing four quarters turnover rate	33.9%	34.4%	35.1%	35.5%	N/A
Average monthly rent	$1,746	$1,726	$1,706	$1,696	$1,682
Rental rate growth (lease-over-lease):
Renewals	4.8%	4.7%	4.9%	4.9%	5.1%
New leases	3.3%	4.9%	2.5%	1.4%	3.3%
Blended	4.2%	4.7%	4.0%	3.5%	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended September 30, 2018 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	8,314	95.3%	$2,293	$1.36	13.2%
Northern California	4,555	95.8%	1,970	1.28	6.4%
Seattle	3,383	92.9%	2,103	1.10	5.1%
Phoenix	7,515	95.3%	1,282	0.79	6.9%
Las Vegas	2,688	95.9%	1,533	0.77	3.0%
Denver	2,208	92.8%	1,907	1.07	3.0%
Western US Subtotal	28,663	94.9%	1,853	1.08	37.6%

Florida:
South Florida	9,219	94.1%	2,126	1.15	13.4%
Tampa	8,627	93.9%	1,610	0.88	9.7%
Orlando	5,904	95.1%	1,582	0.86	6.5%
Jacksonville	1,932	94.0%	1,630	0.82	2.2%
Florida Subtotal	25,682	94.3%	1,790	0.97	31.8%

Southeast United States:
Atlanta	12,450	94.5%	1,456	0.71	12.5%
Carolinas	4,980	94.0%	1,538	0.72	5.3%
Nashville	782	96.1%	1,826	0.86	1.0%
Southeast US Subtotal	18,212	94.4%	1,494	0.72	18.8%

Texas:
Houston	2,414	92.1%	1,541	0.79	2.6%
Dallas	2,264	93.3%	1,728	0.82	2.7%
Texas Subtotal	4,678	92.7%	1,630	0.81	5.3%

Midwest United States:
Chicago	3,858	91.5%	1,946	1.20	5.0%
Minneapolis	1,167	95.9%	1,833	0.93	1.5%
Midwest US Subtotal	5,025	92.5%	1,919	1.12	6.5%

Total / Average	82,260	94.3%	$1,745	$0.94	100.0%
Same Store Total / Average	71,226	95.5%	$1,746	$0.94	87.4%

(1)	All data is for the total portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q3 2018	# Homes	Q3 2018	Q3 2017	Change	Q3 2018	Q3 2017	Change	Q3 2018	Q3 2017	Change
Western United States:
Southern California	6,824	$2,345	$2,234	5.0%	96.0%	96.1%	(0.1)%	$46,901	$44,552	5.3%
Northern California	3,247	1,927	1,810	6.5%	96.9%	96.3%	0.6%	18,648	17,426	7.0%
Seattle	3,014	2,090	1,977	5.7%	95.8%	95.7%	0.1%	18,660	17,747	5.1%
Phoenix	6,217	1,272	1,202	5.8%	96.5%	95.2%	1.3%	24,180	22,697	6.5%
Las Vegas	2,506	1,538	1,476	4.2%	96.2%	95.6%	0.6%	11,538	10,951	5.4%
Denver	1,866	1,914	1,844	3.8%	94.4%	93.5%	0.9%	10,480	9,905	5.8%
Western US Subtotal	23,674	1,853	1,762	5.2%	96.1%	95.6%	0.5%	130,407	123,278	5.8%

Florida:
South Florida	8,335	2,145	2,087	2.8%	95.1%	94.0%	1.1%	52,220	50,121	4.2%
Tampa	8,087	1,615	1,573	2.7%	94.8%	94.2%	0.6%	38,533	37,141	3.7%
Orlando	5,578	1,577	1,501	5.1%	96.4%	95.9%	0.5%	26,468	24,977	6.0%
Jacksonville	1,880	1,630	1,579	3.2%	95.1%	95.3%	(0.2)%	9,151	8,856	3.3%
Florida Subtotal	23,880	1,792	1,735	3.3%	95.3%	94.6%	0.7%	126,372	121,095	4.4%

Southeast United States:
Atlanta	11,362	1,457	1,401	4.0%	95.4%	95.5%	(0.1)%	48,783	46,964	3.9%
Carolinas	3,705	1,495	1,454	2.8%	94.6%	94.5%	0.1%	16,180	15,729	2.9%
Nashville	210	2,123	2,119	0.2%	95.8%	90.4%	5.4%	1,348	1,254	7.5%
Southeast US Subtotal	15,277	1,475	1,423	3.7%	95.2%	95.2%	—%	66,311	63,947	3.7%

Texas:
Houston	2,005	1,547	1,539	0.5%	93.6%	93.6%	—%	8,962	8,885	0.9%
Dallas	1,963	1,745	1,705	2.3%	93.9%	94.7%	(0.8)%	9,868	9,752	1.2%
Texas Subtotal	3,968	1,645	1,622	1.4%	93.7%	94.2%	(0.5)%	18,830	18,637	1.0%

Midwest United States:
Chicago	3,267	1,982	1,970	0.6%	95.7%	93.9%	1.8%	18,643	18,292	1.9%
Minneapolis	1,160	1,833	1,776	3.2%	96.5%	95.1%	1.4%	6,347	6,084	4.3%
Midwest US Subtotal	4,427	1,943	1,919	1.3%	95.9%	94.2%	1.7%	24,990	24,376	2.5%

Same Store Total / Average	71,226	$1,746	$1,682	3.8%	95.5%	95.0%	0.5%	$366,910	$351,333	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q3 2018	# Homes	Q3 2018	Q2 2018	Change	Q3 2018	Q2 2018	Change	Q3 2018	Q2 2018	Change
Western United States:
Southern California	6,824	$2,345	$2,315	1.3%	96.0%	96.7%	(0.7)%	$46,901	$46,633	0.6%
Northern California	3,247	1,927	1,896	1.6%	96.9%	97.4%	(0.5)%	18,648	18,482	0.9%
Seattle	3,014	2,090	2,058	1.6%	95.8%	96.8%	(1.0)%	18,660	18,594	0.4%
Phoenix	6,217	1,272	1,252	1.6%	96.5%	97.2%	(0.7)%	24,180	24,140	0.2%
Las Vegas	2,506	1,538	1,517	1.4%	96.2%	96.4%	(0.2)%	11,538	11,412	1.1%
Denver	1,866	1,914	1,895	1.0%	94.4%	94.6%	(0.2)%	10,480	10,389	0.9%
Western US Subtotal	23,674	1,853	1,828	1.4%	96.1%	96.7%	(0.6)%	130,407	129,650	0.6%

Florida:
South Florida	8,335	2,145	2,129	0.8%	95.1%	95.3%	(0.2)%	52,220	51,974	0.5%
Tampa	8,087	1,615	1,602	0.8%	94.8%	95.2%	(0.4)%	38,533	38,507	0.1%
Orlando	5,578	1,577	1,553	1.5%	96.4%	96.8%	(0.4)%	26,468	26,178	1.1%
Jacksonville	1,880	1,630	1,608	1.4%	95.1%	96.4%	(1.3)%	9,151	9,107	0.5%
Florida Subtotal	23,880	1,792	1,774	1.0%	95.3%	95.7%	(0.4)%	126,372	125,766	0.5%

Southeast United States:
Atlanta	11,362	1,457	1,436	1.5%	95.4%	96.0%	(0.6)%	48,783	48,501	0.6%
Carolinas	3,705	1,495	1,478	1.2%	94.6%	95.6%	(1.0)%	16,180	16,200	(0.1)%
Nashville	210	2,123	2,133	(0.5)%	95.8%	94.0%	1.8%	1,348	1,306	3.2%
Southeast US Subtotal	15,277	1,475	1,456	1.3%	95.2%	95.9%	(0.7)%	66,311	66,007	0.5%

Texas:
Houston	2,005	1,547	1,542	0.3%	93.6%	94.7%	(1.1)%	8,962	9,056	(1.0)%
Dallas	1,963	1,745	1,732	0.8%	93.9%	94.6%	(0.7)%	9,868	9,904	(0.4)%
Texas Subtotal	3,968	1,645	1,636	0.6%	93.7%	94.6%	(0.9)%	18,830	18,960	(0.7)%

Midwest United States:
Chicago	3,267	1,982	1,973	0.5%	95.7%	96.6%	(0.9)%	18,643	18,982	(1.8)%
Minneapolis	1,160	1,833	1,814	1.0%	96.5%	97.7%	(1.2)%	6,347	6,391	(0.7)%
Midwest US Subtotal	4,427	1,943	1,931	0.6%	95.9%	96.9%	(1.0)%	24,990	25,373	(1.5)%

Same Store Total / Average	71,226	$1,746	$1,726	1.2%	95.5%	96.1%	(0.6)%	$366,910	$365,756	0.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — YoY Year-To-Date
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, YTD 2018	# Homes	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	Change
Western United States:
Southern California	6,824	$2,315	$2,198	5.3%	96.3%	96.3%	—%	$138,965	$131,686	5.5%
Northern California	3,247	1,894	1,775	6.7%	97.2%	97.0%	0.2%	55,135	51,626	6.8%
Seattle	3,014	2,058	1,944	5.9%	96.3%	96.4%	(0.1)%	55,421	52,556	5.5%
Phoenix	6,217	1,253	1,184	5.8%	97.0%	96.2%	0.8%	71,997	67,717	6.3%
Las Vegas	2,506	1,516	1,453	4.3%	96.4%	95.9%	0.5%	34,279	32,471	5.6%
Denver	1,866	1,893	1,808	4.7%	94.7%	94.5%	0.2%	31,208	29,438	6.0%
Western US Subtotal	23,674	1,827	1,732	5.5%	96.5%	96.2%	0.3%	387,005	365,494	5.9%

Florida:
South Florida	8,335	2,128	2,068	2.9%	95.0%	94.5%	0.5%	155,145	149,735	3.6%
Tampa	8,087	1,602	1,558	2.8%	94.9%	95.1%	(0.2)%	114,838	111,370	3.1%
Orlando	5,578	1,554	1,480	5.0%	96.6%	96.3%	0.3%	78,379	74,154	5.7%
Jacksonville	1,880	1,611	1,565	2.9%	95.8%	95.0%	0.8%	27,275	26,266	3.8%
Florida Subtotal	23,880	1,774	1,717	3.3%	95.4%	95.1%	0.3%	375,637	361,525	3.9%

Southeast United States:
Atlanta	11,362	1,438	1,382	4.1%	95.8%	95.8%	—%	145,306	139,254	4.3%
Carolinas	3,705	1,479	1,443	2.5%	95.0%	95.0%	—%	48,317	47,115	2.6%
Nashville	210	2,135	2,099	1.7%	92.4%	92.8%	(0.4)%	3,907	3,796	2.9%
Southeast US Subtotal	15,277	1,457	1,406	3.6%	95.5%	95.6%	(0.1)%	197,530	190,165	3.9%

Texas:
Houston	2,005	1,542	1,531	0.7%	94.7%	94.5%	0.2%	27,047	26,779	1.0%
Dallas	1,963	1,730	1,681	2.9%	94.3%	94.6%	(0.3)%	29,509	28,797	2.5%
Texas Subtotal	3,968	1,635	1,605	1.9%	94.5%	94.5%	—%	56,556	55,576	1.8%

Midwest United States:
Chicago	3,267	1,973	1,961	0.6%	95.9%	94.5%	1.4%	56,014	55,026	1.8%
Minneapolis	1,160	1,813	1,755	3.3%	96.8%	95.7%	1.1%	18,952	18,143	4.5%
Midwest US Subtotal	4,427	1,931	1,907	1.3%	96.1%	94.8%	1.3%	74,966	73,169	2.5%

Same Store Total / Average	71,226	$1,726	$1,661	3.9%	95.8%	95.5%	0.3%	$1,091,694	$1,045,929	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q3 2018	Q3 2018	Q3 2017	Change	Q3 2018	Q3 2017	Change	Q3 2018	Q3 2017	Change	Q3 2018	Q3 2017
Western United States:
Southern California	$46,901	$44,552	5.3%	$16,555	$14,452	14.6%	$30,346	$30,100	0.8%	64.7%	67.6%
Northern California	18,648	17,426	7.0%	6,013	5,367	12.0%	12,635	12,059	4.8%	67.8%	69.2%
Seattle	18,660	17,747	5.1%	5,709	5,299	7.7%	12,951	12,448	4.0%	69.4%	70.1%
Phoenix	24,180	22,697	6.5%	7,316	6,331	15.6%	16,864	16,366	3.0%	69.7%	72.1%
Las Vegas	11,538	10,951	5.4%	3,222	3,042	5.9%	8,316	7,909	5.1%	72.1%	72.2%
Denver	10,480	9,905	5.8%	2,142	2,688	(20.3)%	8,338	7,217	15.5%	79.6%	72.9%
Western US Subtotal	130,407	123,278	5.8%	40,957	37,179	10.2%	89,450	86,099	3.9%	68.6%	69.8%

Florida:
South Florida	52,220	50,121	4.2%	22,354	23,266	(3.9)%	29,866	26,855	11.2%	57.2%	53.6%
Tampa	38,533	37,141	3.7%	16,310	15,793	3.3%	22,223	21,348	4.1%	57.7%	57.5%
Orlando	26,468	24,977	6.0%	10,338	9,666	7.0%	16,130	15,311	5.3%	60.9%	61.3%
Jacksonville	9,151	8,856	3.3%	3,702	3,555	4.1%	5,449	5,301	2.8%	59.5%	59.9%
Florida Subtotal	126,372	121,095	4.4%	52,704	52,280	0.8%	73,668	68,815	7.1%	58.3%	56.8%

Southeast United States:
Atlanta	48,783	46,964	3.9%	17,296	15,919	8.7%	31,487	31,045	1.4%	64.5%	66.1%
Carolinas	16,180	15,729	2.9%	5,061	4,787	5.7%	11,119	10,942	1.6%	68.7%	69.6%
Nashville	1,348	1,254	7.5%	302	281	7.5%	1,046	973	7.5%	77.6%	77.6%
Southeast US Subtotal	66,311	63,947	3.7%	22,659	20,987	8.0%	43,652	42,960	1.6%	65.8%	67.2%

Texas:
Houston	8,962	8,885	0.9%	4,209	4,445	(5.3)%	4,753	4,440	7.0%	53.0%	50.0%
Dallas	9,868	9,752	1.2%	4,408	4,465	(1.3)%	5,460	5,287	3.3%	55.3%	54.2%
Texas Subtotal	18,830	18,637	1.0%	8,617	8,910	(3.3)%	10,213	9,727	5.0%	54.2%	52.2%

Midwest United States:
Chicago	18,643	18,292	1.9%	8,200	9,023	(9.1)%	10,443	9,269	12.7%	56.0%	50.7%
Minneapolis	6,347	6,084	4.3%	2,134	2,057	3.7%	4,213	4,027	4.6%	66.4%	66.2%
Midwest US Subtotal	24,990	24,376	2.5%	10,334	11,080	(6.7)%	14,656	13,296	10.2%	58.6%	54.5%

Same Store Total / Average	$366,910	$351,333	4.4%	$135,271	$130,436	3.7%	$231,639	$220,897	4.9%	63.1%	62.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q3 2018	Q3 2018	Q2 2018	Change	Q3 2018	Q2 2018	Change	Q3 2018	Q2 2018	Change	Q3 2018	Q2 2018
Western United States:
Southern California	$46,901	$46,633	0.6%	$16,555	$15,574	6.3%	$30,346	$31,059	(2.3)%	64.7%	66.6%
Northern California	18,648	18,482	0.9%	6,013	5,484	9.6%	12,635	12,998	(2.8)%	67.8%	70.3%
Seattle	18,660	18,594	0.4%	5,709	5,484	4.1%	12,951	13,110	(1.2)%	69.4%	70.5%
Phoenix	24,180	24,140	0.2%	7,316	6,750	8.4%	16,864	17,390	(3.0)%	69.7%	72.0%
Las Vegas	11,538	11,412	1.1%	3,222	2,993	7.7%	8,316	8,419	(1.2)%	72.1%	73.8%
Denver	10,480	10,389	0.9%	2,142	2,127	0.7%	8,338	8,262	0.9%	79.6%	79.5%
Western US Subtotal	130,407	129,650	0.6%	40,957	38,412	6.6%	89,450	91,238	(2.0)%	68.6%	70.4%

Florida:
South Florida	52,220	51,974	0.5%	22,354	23,011	(2.9)%	29,866	28,963	3.1%	57.2%	55.7%
Tampa	38,533	38,507	0.1%	16,310	15,999	1.9%	22,223	22,508	(1.3)%	57.7%	58.5%
Orlando	26,468	26,178	1.1%	10,338	10,117	2.2%	16,130	16,061	0.4%	60.9%	61.4%
Jacksonville	9,151	9,107	0.5%	3,702	3,630	2.0%	5,449	5,477	(0.5)%	59.5%	60.1%
Florida Subtotal	126,372	125,766	0.5%	52,704	52,757	(0.1)%	73,668	73,009	0.9%	58.3%	58.1%

Southeast United States:
Atlanta	48,783	48,501	0.6%	17,296	16,655	3.8%	31,487	31,846	(1.1)%	64.5%	65.7%
Carolinas	16,180	16,200	(0.1)%	5,061	4,684	8.0%	11,119	11,516	(3.4)%	68.7%	71.1%
Nashville	1,348	1,306	3.2%	302	321	(5.9)%	1,046	985	6.2%	77.6%	75.4%
Southeast US Subtotal	66,311	66,007	0.5%	22,659	21,660	4.6%	43,652	44,347	(1.6)%	65.8%	67.2%

Texas:
Houston	8,962	9,056	(1.0)%	4,209	4,243	(0.8)%	4,753	4,813	(1.2)%	53.0%	53.1%
Dallas	9,868	9,904	(0.4)%	4,408	4,313	2.2%	5,460	5,591	(2.3)%	55.3%	56.5%
Texas Subtotal	18,830	18,960	(0.7)%	8,617	8,556	0.7%	10,213	10,404	(1.8)%	54.2%	54.9%

Midwest United States:
Chicago	18,643	18,982	(1.8)%	8,200	8,469	(3.2)%	10,443	10,513	(0.7)%	56.0%	55.4%
Minneapolis	6,347	6,391	(0.7)%	2,134	2,005	6.4%	4,213	4,386	(3.9)%	66.4%	68.6%
Midwest US Subtotal	24,990	25,373	(1.5)%	10,334	10,474	(1.3)%	14,656	14,899	(1.6)%	58.6%	58.7%

Same Store Total / Average	$366,910	$365,756	0.3%	$135,271	$131,859	2.6%	$231,639	$233,897	(1.0)%	63.1%	63.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YoY Year-to-Date
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2018	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017
Western United States:
Southern California	$138,965	$131,686	5.5%	$46,781	$42,509	10.0%	$92,184	$89,177	3.4%	66.3%	67.7%
Northern California	55,135	51,626	6.8%	16,997	15,780	7.7%	38,138	35,846	6.4%	69.2%	69.4%
Seattle	55,421	52,556	5.5%	16,286	16,027	1.6%	39,135	36,529	7.1%	70.6%	69.5%
Phoenix	71,997	67,717	6.3%	20,485	18,153	12.8%	51,512	49,564	3.9%	71.5%	73.2%
Las Vegas	34,279	32,471	5.6%	9,034	8,849	2.1%	25,245	23,622	6.9%	73.6%	72.7%
Denver	31,208	29,438	6.0%	5,675	6,932	(18.1)%	25,533	22,506	13.4%	81.8%	76.5%
Western US Subtotal	387,005	365,494	5.9%	115,258	108,250	6.5%	271,747	257,244	5.6%	70.2%	70.4%

Florida:
South Florida	155,145	149,735	3.6%	67,785	67,234	0.8%	87,360	82,501	5.9%	56.3%	55.1%
Tampa	114,838	111,370	3.1%	48,342	44,970	7.5%	66,496	66,400	0.1%	57.9%	59.6%
Orlando	78,379	74,154	5.7%	30,016	28,389	5.7%	48,363	45,765	5.7%	61.7%	61.7%
Jacksonville	27,275	26,266	3.8%	10,853	10,278	5.6%	16,422	15,988	2.7%	60.2%	60.9%
Florida Subtotal	375,637	361,525	3.9%	156,996	150,871	4.1%	218,641	210,654	3.8%	58.2%	58.3%

Southeast United States:
Atlanta	145,306	139,254	4.3%	49,578	46,807	5.9%	95,728	92,447	3.5%	65.9%	66.4%
Carolinas	48,317	47,115	2.6%	14,548	14,298	1.7%	33,769	32,817	2.9%	69.9%	69.7%
Nashville	3,907	3,796	2.9%	966	863	11.9%	2,941	2,933	0.3%	75.3%	77.3%
Southeast US Subtotal	197,530	190,165	3.9%	65,092	61,968	5.0%	132,438	128,197	3.3%	67.0%	67.4%

Texas:
Houston	27,047	26,779	1.0%	12,597	13,041	(3.4)%	14,450	13,738	5.2%	53.4%	51.3%
Dallas	29,509	28,797	2.5%	12,958	12,428	4.3%	16,551	16,369	1.1%	56.1%	56.8%
Texas Subtotal	56,556	55,576	1.8%	25,555	25,469	0.3%	31,001	30,107	3.0%	54.8%	54.2%

Midwest United States:
Chicago	56,014	55,026	1.8%	25,131	25,859	(2.8)%	30,883	29,167	5.9%	55.1%	53.0%
Minneapolis	18,952	18,143	4.5%	6,061	5,787	4.7%	12,891	12,356	4.3%	68.0%	68.1%
Midwest US Subtotal	74,966	73,169	2.5%	31,192	31,646	(1.4)%	43,774	41,523	5.4%	58.4%	56.7%

Same Store Total / Average	$1,091,694	$1,045,929	4.4%	$394,093	$378,204	4.2%	$697,601	$667,725	4.5%	63.9%	63.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q3 2018			YTD 2018
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	6.1%	5.7%	5.9%	6.1%	5.9%	6.0%
Northern California	6.6%	9.5%	7.5%	6.7%	9.1%	7.5%
Seattle	7.0%	6.0%	6.6%	7.0%	7.0%	7.0%
Phoenix	5.8%	7.9%	6.6%	5.9%	7.9%	6.7%
Las Vegas	5.0%	4.9%	4.9%	5.2%	4.4%	5.0%
Denver	5.4%	0.1%	3.4%	5.7%	2.0%	4.4%
Western US Subtotal	6.0%	5.9%	6.0%	6.1%	6.3%	6.2%

Florida:
South Florida	4.2%	0.5%	2.9%	4.1%	1.2%	3.1%
Tampa	4.2%	0.9%	2.8%	4.1%	1.7%	3.2%
Orlando	4.9%	6.7%	5.6%	5.1%	6.6%	5.6%
Jacksonville	3.2%	5.2%	4.1%	3.3%	4.7%	3.9%
Florida Subtotal	4.3%	2.2%	3.5%	4.2%	2.7%	3.7%

Southeast United States:
Atlanta	4.8%	3.6%	4.3%	4.7%	3.9%	4.4%
Carolinas	3.7%	1.8%	2.9%	3.9%	1.1%	2.8%
Nashville	2.6%	(2.9)%	0.5%	2.0%	(3.5)%	(0.6)%
Southeast US Subtotal	4.5%	3.0%	3.9%	4.4%	2.9%	3.9%

Texas:
Houston	2.8%	(3.2)%	0.7%	3.2%	(2.7)%	1.2%
Dallas	4.5%	0.1%	3.0%	4.4%	(0.4)%	2.6%
Texas Subtotal	3.6%	(1.6)%	1.9%	3.8%	(1.4)%	2.0%

Midwest United States:
Chicago	2.0%	0.2%	1.5%	2.3%	(0.5)%	1.4%
Minneapolis	4.6%	4.2%	4.4%	4.9%	3.3%	4.3%
Midwest US Subtotal	2.6%	1.3%	2.2%	2.9%	0.5%	2.1%

Same Store Total / Average	4.8%	3.3%	4.2%	4.8%	3.6%	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 6

Same Store Cost to Maintain
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q3 2018	Q2 2018	Q1 2018
Recurring operating expenses (gross):
R&M OpEx	$23,093	$21,127	$18,602
Turn OpEx	14,043	13,045	11,058
Total recurring operating expense (gross)	37,136	34,172	29,660
R&M + Turn recoveries	(3,336)	(3,112)	(2,091)
Total recurring operating expenses (net)	$33,800	$31,060	$27,568

Recurring capital expenditures:
R&M CapEx	$26,552	$18,616	$13,981
Turn CapEx	7,765	6,221	7,779
Total recurring capital expenditures	$34,317	$24,837	$21,760

Cost to maintain (gross):
R&M OpEx + CapEx	$49,645	$39,743	$32,583
Turn OpEx + CapEx	21,808	19,266	18,837
Total cost to maintain (gross)	71,453	59,009	51,420
R&M + Turn recoveries	(3,336)	(3,112)	(2,091)
Total cost to maintain (net)	$68,117	$55,897	$49,329

Per Home ($)	Q3 2018	Q2 2018	Q1 2018
Total cost to maintain (gross)	$1,003	$828	$722
R&M + Turn recoveries	(47)	(44)	(29)
Total cost to maintain (net)	$956	$784	$693

Total Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q3 2018	Q2 2018	Q1 2018
Recurring CapEx	$39,399	$28,848	$25,393
Value Enhancing CapEx	5,296	3,396	4,876
Initial Renovation CapEx	9,721	9,819	13,429
Total Capital Expenditures	$54,416	$42,063	$43,698

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Property management expense (GAAP)	$16,692	$10,852	$48,204	$31,436
Adjustments:
Share-based compensation expense (1)	(1,167)	(2,695)	(4,353)	(8,004)
Adjusted property management expense	$15,525	$8,157	$43,851	$23,432

Adjusted G&A Expense	Q3 2018	Q3 2017	YTD 2018	YTD 2017
G&A expense (GAAP)	$21,152	$27,462	$73,424	$104,154
Adjustments:
Share-based compensation expense (2)	(4,901)	(9,309)	(19,229)	(56,460)
IPO related expenses	—	—	—	(8,287)
Merger and transaction-related expenses	(3,339)	(4,944)	(11,942)	(4,944)
Severance expense	(1,952)	20	(6,292)	(417)
Adjusted G&A expense	$10,960	$13,229	$35,961	$34,046

(1)	For Q3 2018, Q3 2017, YTD 2018, and YTD 2017, includes $348, $1,271, $1,440, and $6,412, respectively, related to IPO and pre-IPO grants.

(2)
For Q3 2018, includes $699 related to IPO and pre-IPO grants and $980 related to merger grants. For Q3 2017, includes $5,158 related to IPO and pre-IPO grants. For YTD 2018, includes $4,289 related to IPO and pre-IPO grants and $2,495 related to merger grants. For YTD 2017, includes $51,219 related to IPO and pre-IPO grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8

Acquisitions and Dispositions — Q3 2018
(unaudited)

	6/30/2018	Q3 2018 Acquisitions (1)		Q3 2018 Dispositions (2)		9/30/2018
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Western United States:
Southern California	8,334	1	$332,201	21	$335,740	8,314
Northern California	4,573	—	—	18	296,161	4,555
Seattle	3,359	31	363,681	7	299,843	3,383
Phoenix	7,464	79	281,100	28	175,284	7,515
Las Vegas	2,707	—	—	19	198,538	2,688
Denver	2,190	27	384,975	9	314,556	2,208
Western US Subtotal	28,627	138	320,345	102	254,819	28,663

Florida:
South Florida	9,258	—	—	39	238,559	9,219
Tampa	8,609	8	259,230	29	189,276	8,588
Orlando	5,919	38	289,046	14	238,071	5,943
Jacksonville	1,936	—	—	4	273,373	1,932
Florida Subtotal	25,722	46	283,860	86	223,480	25,682

Southeast United States:
Atlanta	12,428	42	237,766	20	194,000	12,450
Carolinas	4,988	9	262,678	17	191,729	4,980
Nashville	782	—	—	—	—	782
Southeast US Subtotal	18,198	51	242,162	37	192,957	18,212

Texas:
Houston	2,501	—	—	87	143,917	2,414
Dallas	2,256	14	228,189	6	191,283	2,264
Texas Subtotal	4,757	14	228,189	93	146,972	4,678

Midwest United States:
Chicago	3,951	—	—	93	208,251	3,858
Minneapolis	1,169	—	—	2	263,700	1,167
Midwest US Subtotal	5,120	—	—	95	209,418	5,025

Total / Average	82,424	249	$292,410	413	$208,023	82,260

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.6%. Stabilized cap rate represents forecast nominal NOI for the twelve months following stabilization, divided by estimated cost basis.

(2)	Cap rates on dispositions during the quarter averaged 2.0%. Disposition cap rate represents actual NOI recognized in the twelve months prior to the month of disposition, divided by sales price.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 29

Glossary and Reconciliations

Glossary:
Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain
Cost to maintain a home represents the sum of recurring repairs and maintenance and recurring turnover expenses (gross or net of resident reimbursements, as indicated in tables presented) and recurring capital expenditures.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; and depreciation and amortization. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs operating as real estate companies which report an EBIDA performance measure also report EBITDAre in all financial reports for periods beginning after December 31, 2017. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; IPO related expenses; merger and transaction-related expenses; severance; casualty losses, net; acquisition costs; and interest income and other miscellaneous income and expenses. EBITDA, EBITDAre and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre and Adjusted EBITDAre of other companies due to the fact that not all

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 30 companies use the same definitions of EBITDA, EBITDAre and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies.

Please see Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 31

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, and homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Additionally, homes acquired via the Starwood Waypoint Homes merger have been deemed to qualify for the Same Store portfolio beginning in 2018 if they were stabilized, according to the Invitation Homes criteria for stabilization, within Starwood Waypoint Homes' portfolio prior to the merger.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business. In order to provide meaningful comparative information across periods that, in some cases, pre-date the Starwood Waypoint Homes merger, all information regarding the performance of the Same Store portfolio for periods prior to December 31, 2017 is presented as though the Starwood Waypoint Homes merger was consummated on January 1, 2017.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 32

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017
Total revenues (Invitation Homes total portfolio)	$434,251	$432,426	$423,669	$329,954	$243,536
Starwood Waypoint Homes revenues (1)	—	—	—	84,775	166,546
Pro Forma total revenues	434,251	432,426	423,669	414,729	410,082
Non-Same Store revenues	(54,534)	(55,195)	(52,714)	(50,351)	(49,205)
Same Store revenues	379,717	377,231	370,955	364,378	360,877
Same Store resident recoveries	(12,807)	(11,475)	(11,927)	(9,451)	(9,544)
Same Store Core revenues	$366,910	$365,756	$359,028	$354,927	$351,333

(1)	Represents revenues generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of total revenues.

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2018	YTD 2017
Total revenues (Invitation Homes total portfolio)	$1,290,346	$724,502
Starwood Waypoint Homes revenues (1)	—	462,475
Pro Forma total revenues	1,290,346	1,186,977
Non-Same Store revenues	(162,443)	(115,181)
Same Store revenues	1,127,903	1,071,796
Same Store resident recoveries	(36,209)	(25,867)
Same Store Core revenues	$1,091,694	$1,045,929

(1)	Represents revenues generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of total revenues.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 33

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017
Property operating and maintenance expenses (total portfolio)	$170,021	$165,423	$160,767	$117,220	$93,267
Starwood Waypoint Homes operating expenses (1)	—	—	—	31,919	66,106
Pro Forma total operating expenses	170,021	165,423	160,767	149,139	159,373
Non-Same Store operating expenses	(21,943)	(22,089)	(21,877)	(19,635)	(19,393)
Same Store operating expenses	148,078	143,334	138,890	129,504	139,980
Same Store resident recoveries	(12,807)	(11,475)	(11,927)	(9,451)	(9,544)
Same Store Core operating expenses	$135,271	$131,859	$126,963	$120,053	$130,436

(1)
Represents property operating and maintenance expenses generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of property operating and maintenance expenses.

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2018	YTD 2017
Property operating and maintenance expenses (total portfolio)	$496,211	$274,275
Starwood Waypoint Homes operating expenses (1)	—	180,597
Pro Forma total operating expenses	496,211	454,872
Non-Same Store operating expenses	(65,909)	(50,801)
Same Store operating expenses	430,302	404,071
Same Store resident recoveries	(36,209)	(25,867)
Same Store Core operating expenses	$394,093	$378,204

(1)
Represents property operating and maintenance expenses generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of property operating and maintenance expenses.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 34

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017
Net income (loss) available to common shareholders	$824	$(14,155)	$(17,491)	$(46,236)	$(22,745)
Net income available to participating securities	196	209	222	271	235
Non-controlling interests	21	(242)	(311)	(489)	—
Interest expense	97,564	97,226	92,299	74,244	56,796
Depreciation and amortization	139,371	146,450	144,500	107,020	67,466
General and administrative	21,152	24,636	27,636	63,585	27,462
Property management expense	16,692	14,348	17,164	11,908	10,852
Impairment and other	3,252	4,103	6,121	7,611	14,572
Gain on sale of property, net of tax	(11,512)	(3,941)	(5,502)	(5,657)	(3,756)
Other, net	(3,330)	(1,631)	(1,736)	477	(613)
NOI (total portfolio)	264,230	267,003	262,902	212,734	150,269
Starwood Waypoint Homes NOI (1)	—	—	—	52,856	100,440
Pro Forma total NOI	264,230	267,003	262,902	265,590	250,709
Non-Same Store NOI	(32,591)	(33,106)	(30,837)	(30,716)	(29,812)
Same Store NOI	$231,639	$233,897	$232,065	$234,874	$220,897

(1)	Represents NOI generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of NOI.

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2018	YTD 2017
Net income (loss) available to common shareholders	$(30,822)	$(59,716)
Net income available to participating securities	627	344
Non-controlling interests	(532)	—
Interest expense	287,089	182,726
Depreciation and amortization	430,321	202,558
General and administrative	73,424	104,154
Property management expense	48,204	31,436
Impairment and other	13,476	16,482
Gain on sale of property, net of tax	(20,955)	(28,239)
Other, net	(6,697)	482
NOI (total portfolio)	794,135	450,227
Starwood Waypoint Homes NOI (1)	—	281,878
Pro Forma total NOI	794,135	732,105
Non-Same Store NOI	(96,534)	(64,380)
Same Store NOI	$697,601	$667,725

(1)	Represents NOI generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of NOI.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 35

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
(in thousands) (unaudited)

	Q3 2018	Q3 2017	% Change	YTD 2018	YTD 2017	% Change
Net income (loss) available to common shareholders	$824	$(22,745)		$(30,822)	$(59,716)
Net income available to participating securities	196	235		627	344
Non-controlling interests	21	—		(532)	—
Interest expense	97,564	56,796		287,089	182,726
Depreciation and amortization	139,371	67,466		430,321	202,558
EBITDA	237,976	101,752		686,683	325,912
Gain on sale of property, net of tax	(11,512)	(3,756)		(20,955)	(28,239)
Impairment on depreciated real estate investments	1,296	424		3,570	1,556
EBITDAre	227,760	98,420		669,298	299,229
Share-based compensation expense	6,068	12,004		23,582	64,464
IPO related expenses	—	—		—	8,287
Merger and transaction-related expenses	3,339	4,944		11,942	4,944
Severance	1,952	—		6,292	—
Casualty losses, net	1,956	14,148		9,906	14,926
Other, net	(3,330)	(613)		(6,697)	482
Adjusted EBITDAre	$237,745	$128,903	84.4%	$714,323	$392,332	82.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Debt / Annualized Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

As of
September 30, 2018
Mortgage loans, net	$7,409,700
Term loan facility, net	1,490,138
Revolving facility	—
Convertible senior notes, net	555,081
Total Debt per Balance Sheet	9,454,919
Retained and repurchased certificates	(395,941)
Cash, ex-security deposits (1)	(230,148)
Deferred financing costs	66,544
Unamortized discounts on note payable	22,993
Net Debt (A)	$8,918,367

For the Three
Months Ended
September 30, 2018
Adjusted EBITDAre (B)	$237,745

Annualized Adjusted EBITDAre (C = B x 4)	$950,980

Net debt / annualized Adjusted EBITDAre (A / C)	9.4	x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Reconciliation of Fixed Charge Coverage Ratio
(in thousands, except for ratio) (unaudited)

	For the Three
	Months Ended
	September 30, 2018
Interest expense	$97,564
Noncash interest expense	(13,401)
Fixed charges (A)	$84,163

Adjusted EBITDAre (B)	$237,745

Fixed charge coverage ratio (B / A)	2.8	x

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 37

Components of Noncash Interest Expense
(in thousands) (unaudited)

	Q3 2018	Q3 2017	YTD 2018	YTD 2017
Amortization of discounts on notes payable	$2,308	$88	6,816	202
Amortization of deferred financing costs	8,148	3,195	17,826	19,550
Change in fair value of interest rate derivatives	10	—	355	—
Amortization of swap fair value at designation	2,935	190	8,442	3,992
Total non-cash interest expense	$13,401	$3,473	$33,439	$23,744

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2018 Earnings Release and Supplemental Information — page 38